Exhibit 10.09(b)

                           SECOND AMENDMENT TO LEASE


This SECOND AMENDMENT TO LEASE ("Second Amendment") is made on this 24 day of March, 1995 between CMD SOUTHWEST ONE, an Illinois limited partnership ("Lessor"), and NELCO TECHNOLOGY, INC., an Arizona corporation ("Lessee").

    A. Lessor and Lessee previously entered into that certain Lease dated March 14, 1988 ("Original Lease"), as amended by that certain First Amendment to Lease dated December 10, 1992 ("First Amendment") for the lease of the premises commonly known as 11 17 West Fairmont, Tempe, Arizona. The Original Lease and the First Amendment are hereinafter collectively referred to as "Lease".

    B. Lessor and Lessee now desire to amend the Lease, subject to the terms and conditions set forth in this Second Amendment.

    Lessor and Lessee agree as follows:

    1 . Definitions. All of the terms used in this Second Amendment shall have the same meanings set forth in the Lease, except to the extent expressly set forth otherwise herein.

    2. First Extension Term. Section 2 of the First Amendment is hereby deleted in its entirety and replaced with the following:

    "The term of the Lease is hereby extended ("First Extension Term") until 11:59 P.M. (local time at the Demised Premises) on the date immediately preceding the tenth anniversary of the Substantial Completion Date (as hereinafter defined) ("Termination Date"). The term "Substantial Completion Date" shall mean the date certified in writing by Fulton Architects that: the work described in those certain plans and specifications prepared by Fulton Architects, and attached hereto as Exhibit A, to be performed in that certain premises commonly known as 1131 West Fairmont, Tempe, Arizona 85282, pursuant to the terms of that certain Lease between CMD Southwest Inc. and Lessee for the lease of the premises commonly known as 1131 West Fairmont, Tempe, Arizona 85282, is substantially complete."

    3. First Extension Term Annual Net Basic Rent. Section 3 of the First Amendment is hereby deleted in its entirety and replaced with the following:

    "During the period commencing on the Substantial Completion Date, Lessee shall pay to Lessor ("Annual Net Basic Rent") in equal monthly installments ("Monthly Net Basic Rent") as follows:

           Lease       Monthly Net          Annual
           Year        Basic Rent         Basic Rent

        Years 1-3        $6,750           $ 81,000
        Years 4-6        $7,500           $ 90,000
        Years 7-9        $8,400           $100,800
        Year 10          $9,500           $114,000

The term "Lease Year" shall mean each twelve (12) month period throughout the First Extension Term of this Lease beginning with the Substantial Completion Date. Such Annual Net Basic Rent shall be paid to Lessor in equal monthly installments on or be the first day of the First Extension Term and on or before the first day of each successive calendar month throughout the First Extension Term."



    4.     Second Extension Term.  The Second Option to Extend Term in
Schedule 6 the Lease is hereby deleted and replaced with the following:

    "A. Provided that this Lease is in full force and effect and Lessee is not in default under any terms and conditions of this Lease as of the date of the Second Extension Option Notice (as hereinafter defined) and as of the Second Extension Term Commencement Date (as hereinafter defined) and subject to the terms herein, Lessee shall have the right ("Second Extension Option") to extend the term of the Lease for the period ("Second Extension Term") commencing on and including the Second Extension Term Commencement Date and ending at 11:59 P.M. (local time at the Demised Premises) on the Second Extension Term Expiration Date (as hereinafter defined). Lessee shall exercise the Second Extension Option, if at all, by delivering written notice of such exercise ("Second Extension Option Notice") on or before the 270th day prior to the Termination Date. If Lessee fails to deliver the Second Extension Option Notice the Lessor on or before the 270th day prior to the Termination Date, Lessee shall be deemed to have forever waived any and all rights to extend the term of this Lease.

           (i) The phrase "Second Extension Term Commencement Date means the first day following the Termination Date.

           (ii) The phrase "Second Extension Term Expiration Date" means the day immediately preceding the fifth anniversary of the Second Extension Term Commencement Date.

    B. For the period commencing on the Second Extension Term Commencement Date and ending on the day immediately preceding the third anniversary of the Second Extension Term Commencement Date, the annual net rent shall be the prevailing Market Rate (as defined below) as of Second Extension Term Commencement Date. Notwithstanding anything contained herein or in the Lease to the contrary, in no event shall the annual net rent for such period be less than $114,000.00.

           (i) The Market Rate will be determined as hereinafter set forth without regard to (i) the rate of rent Lessee is then paying for the Demised Premises, and (ii) the value of Lessee's improvements and trade fixtures. In the event Lessee desires to exercise the Second Extension Option, Lessee shall submit to Lessor, simultaneously with the delivery of the Second Extension Option Notice, a written statement setting forth Lessee's proposed Market Rate, which statement shall include the method used and assumptions made in arriving at such a rate. Lessor shall within twenty (20) days of receipt of the statement accept or reject the same or submit a revised statement of Market Rate which statement shall include the method used and assumptions made in arriving at such a rate. If Lessor accepts Lessee's statement of Market Rate, the Market Rate shall be that contained in Lessee's statement of Market Rate and Lessee shall pay to Lessor, commencing on the Second Extension Term Commencement Date and ending on the day immediately preceding the third anniversary of the Second Extension Term Commencement Date, annual net rent equal to the product of Market Rate times 13,180 square feet. If Lessor elects to submit a revised statement, Lessee shall within ten (10) days of receipt thereof either accept or reject the same. If Lessee accepts Lessor's revised statement of Market Rate, the Market Rate shall be that contained in Lessor's revised statement of Market Rate and Lessee shall pay to Lessor annual net rent as described above in this paragraph. If, however, Lessor rejects Lessee's statement of Market Rate or Lessee rejects Lessor's revised statement of Market Rate, the rejecting party shall name and appoint an independent M.A.I. appraiser and give written notice thereof to the non-rejecting party within five
    (5) days of the date of such rejection. The non-rejecting party shall, with five (5) days of the receipt of said notice of rejection, name and appoint another appraiser and give the rejecting party written notice thereof Thereafter, said appraisers shall select a third appraiser. If said appraisers are unable to agree on the selection of a third appraiser within five (5) days, they shall jointly petition the Superior Court of the County of Maricopa, Arizona, for the appointment of a third appraiser. Thereupon, the said appraisers shall independently determine the Market Rate for leasing the Demised Premises. Their respective written reports of Market Rate shall be submitted to Lessor and Lessee not later than six
    (6) months prior to the Termination Date. Upon delivery of the aforesaid written reports of value, the Market Rate shall be computed as follows: (i) average the three appraisals and disregard the appraisal which deviates the greatest from the average; and (ii) average the two remaining appraisals. The average of the two remaining appraisals shall constitute the Market Rate and shall be binding upon Lessor and Lessee. Lessee shall pay to Lessor as provided herein annual net rent, commencing on the Second Extension Term Commencement Date and ending on the day immediately preceding the third anniversary of the Second Extension Term Commencement Date, equal to the product of Market Rate times 13,180 square feet. Lessor and Lessee shall each bear the fees, cost and expense of the appraiser selected by it, and fees, costs and expenses of the appraiser appointed by the parties' appraisers shall be shared equally by Lessor and Lessee. Either party's failure to fully comply in a timely fashion with the provisions regarding determination of Market Rate shall be deemed an abandonment of this method of determining rental, and the Market Rate shall be determined solely by the non-defaulting party's appraiser.

    C. For the period commencing on the third anniversary of the Second Extension Term Commencement Date and ending on the Second Extension Tenn Expiration Date, the annual net rent shall be the product obtained by multiplying the amount of annual net rent in effect in the year immediately preceding the third anniversary of the Second Extension Term Commencement Date by 1.15.

    D. Except to the extent set forth otherwise herein, all of the terms of the Lease shall apply during the Second Extension Term."

5.  Third Extension Term.

    A. Provided that Lessee shall have exercised the Second Extension Option and that this Lease is in full force and effect and Lessee is not in default under any terms and conditions of this Lease as of the date of the Third Extension Option Notice (as hereinafter defined) and as of the Third Extension Term Commencement Date (as hereinafter defined) and subject to the terms herein, Lessee shall have the right ("Third Extension Option") to extend the term of Lease for the period ("Third Extension Term") commencing on and including the Third Extension Term Commencement Date and ending at 11:59 P.M. (local time at the Demised Premises) on the Third Extension Term Expiration Date (as hereinafter defined). Lessee shall exercise the Third Extension Option, if at all, by delivering written notice of such exercise ("Third Extension Option Notice") on or before the 270th day prior to the Second Extension Term Expiration Date. If Lessee fails to deliver the Third Extension Option Notice to Lessor on or before the 270th day prior to the Second Extension Term Expiration Date, Lessee shall be deemed to have forever waived any and all rights to extend the term of this Lease.

           (a) The phrase "Third Extension Term Commencement Date" means the first day following the fifth anniversary of the Termination Date.

           (b) The phrase "Third Extension Term Expiration Date" means the day immediately preceding the fifth anniversary of the Third Extension Term Commencement Date.


    B. For the period commencing on the Third Extension Term Commencement Date and ending on the day immediately preceding the third anniversary of the Third Extension Term Commencement Date, the annual net rent shall be the prevailing Market Rate as of Third Extension Term Commencement Date. Notwithstanding anything contained herein or in the Lease to the contrary, in no event shall the annual net rent during the Third Extension Term be less than that in effect on the last day of the Second Extension Term. Market Rate shall be determined in the same manner as provided for the Second Extension Term, except that all references to "Second Extension Option," "Second Extension Term Commencement Date" and "Second Extension Option Notice" shall mean "Third Extension Option," "Third Extension Term Commencement Date" and "Third Extension Option Notice," respectively.

    C. For the period commencing on the third anniversary of the Third Extension Term Commencement Date and ending on the Third Extension Term Expiration Date, the annual net rent shall be the product obtained by multiplying the amount of annual net rent in effect in the year immediately preceding the third anniversary of the Third Extension Term Commencement Date by 1. 15.

    D. Except to the extent set forth otherwise herein, all of the terms of the Lease shall apply during the Third Extension Term.


    6. Full Force and Effect. Except to the extent expressly provided otherwise in this Second Amendment, all of the terms and conditions set forth in the Lease shall remain in full force and effect.

    7. Conflicts. In the event that any of the provisions of the Lease conflict with any of the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall prevail.

                       LESSOR:

                              CMD SOUTHWEST ONE, an Illinois limited
                              partnership

                              By CMD SOUTHWEST, INC., an Arizona
                              corporation

                              By: /s/
                              Its: President

                       LESSEE:

                              NELCO TECHNOLOGY, INC., an Arizona
                              corporation

                              By: Kevin Brumbaugh
                              Its: Vice President/General Manager